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                                                                   EXHIBIT 10.11

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                  Salary Continuation and Consulting Agreement

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1.0  Parties and Date

     1.1 Parties. The parties to this salary continuation and consulting agreement (this "agreement") are Kitty Hawk, Inc. ("Kitty Hawk"), with its principal place of business located at 1515 W. 20/th/ Street, P.O. Box 612787, DFW International Airport, Texas 75261, and Tilmon J. Reeves ("Reeves"), who resides at 316 Lakeland Drive, Highland Village, Texas 75077, with a fax number of (972) 456-2296.

     1.2 Date. This agreement is dated and effective November 4, 2002.

2.0  Recitations and Acknowledgments

     2.1 Previous Employment. Reeves was the Chairman and Chief Executive Officer of Kitty Hawk and voluntarily resigned on November 4, 2002. Reeves has considerable knowledge and experience related to the business of Kitty Hawk as a result of his prior affiliation with Kitty Hawk as an employee; and Kitty Hawk desires to recognize the valuable and meritorious services performed for Kitty Hawk by Reeves during the many years in which he served Kitty Hawk. This agreement supersedes, modifies and restates all previous agreements between Reeves and Kitty Hawk.

3.0  Terms of Consultation

     3.1 Term. This agreement shall have an effective date of November 4, 2002 and shall terminate on December 31, 2003, unless earlier terminated or extended pursuant to the terms contained herein. At the option of Kitty Hawk, this agreement may be extended for a period of one additional year through December 31, 2004, and if such option is exercised, the non-competition provisions of P.
3.6 shall survive through December 31, 2005. Notwithstanding any other provision of this agreement, at any time during the Term, Reeves' engagement hereunder shall terminate upon his death; provided, however, that if Reeves shall die during the term, his heirs or estate (as the case may be) shall be entitled to retain all payments previously made hereunder.

     3.2 Responsibilities. Reeves will be a consultant to Kitty Hawk, and will take on such projects as shall be assigned by Kitty Hawk's Chief Executive Officer, including but not limited to making an expressed effort to obtain new relationships for Kitty Hawk within the freight forwarding industry and assist Kitty

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Hawk in analyzing and establishing new sources of revenue. Reeves agrees to perform his work in a prompt, efficient and professional manner, but at something less than his full working time. Notwithstanding the foregoing, if Kitty Hawk's Chief Executive Officer attempts to assign a project to Reeves and Reeves is completely unavailable for such an assignment for a period in excess two weeks, the payments contemplated hereunder shall cease until such time as Reeves is again available and begins to perform the project assigned by Kitty Hawk's Chief Executive Officer. Additionally, Reeves shall comply with those covenants set forth in to those P. 3.4 and P. 3.5.

     3.3 Compensation. In consideration for the consulting services to be rendered by Reeves, and in consideration of the covenants of Reeves set forth in
P. 3.4 and P. 3.5, Reeves shall receive basic annual compensation ("basic annual compensation") of $300,000.00, payable in equal semi-monthly installments, it being understood that Kitty Hawk shall have the right to deduct therefrom, if required or deemed advisable, all taxes which may be required to be deducted and withheld under any provision of applicable law (including but not limited to social security payments, federal income tax withholding and any other required deductions).

     3.4 Medical Insurance. During his engagement as a consultant under this agreement, Kitty Hawk shall use reasonable efforts to cause Reeves to be covered under Kitty Hawk's medical and hospitalization insurance coverage, at no cost to Reeves, and such coverage shall be at least substantially equivalent to the coverage that is was provided to Reeves under Kitty Hawk's employee medical plans during the immediate past year of his employment with Kitty Hawk. The insurance described in this paragraph shall be provided only if coverage is permitted by the terms of Kitty Hawk's medical and hospitalization insurance policy as in effect at any applicable time hereunder. If it is determined that Reeves is not eligible to be covered by Kitty Hawk's medical and hospitalization insurance policy, Kitty Hawk agrees to pay Reeves' COBRA premiums for as long as he otherwise would be entitled to the insurance coverage provided in this P. 3.4.

     3.5 Confidential information.

     A. Reeves acknowledges, understands and agrees that all Confidential Information (defined below), whether developed by Kitty Hawk or others or whether developed by Reeves while carrying out the terms and provisions of this Agreement (or previously while employed by Kitty
         Hawk), shall be the exclusive and confidential property of Kitty Hawk and shall be regarded, treated and protected as such. Reeves shall diligently safeguard and not use, copy or transfer Confidential Information other than as is necessary in carrying out his duties pursuant to this agreement or in preserving, defending or pursuing his rights or remedies under this agreement or any other agreement or relationship between

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         Reeves and Kitty Hawk. Reeves shall also make available to Kitty Hawk any and all information of which he had knowledge and that is relevant to the business of Kitty Hawk and shall make all suggestions and recommendations that he feels will benefit Kitty Hawk.

     B. "Confidential Information" shall mean information which is used in Kitty Hawk's business and (i) is proprietary to, about or created by Kitty Hawk; (ii) gives Kitty Hawk some competitive advantage, the opportunity of obtaining such advantage, or the disclosure of which could be detrimental to the interests of Kitty Hawk; (iii) is not typically disclosed to non-employees by Kitty Hawk; or (iv) is designated as Confidential Information by Kitty Hawk, or from all the relevant circumstances should reasonably be assumed by Reeves to be confidential to Kitty Hawk. For the purposes of this P. 3.4, the term "Kitty Hawk" shall be construed to include any and all subsidiaries of Kitty Hawk.

     B. "Confidential Information" shall not include information publicly known (other than as a result of a disclosure by Reeves). The phrase "publicly known" shall mean readily accessible to the public in a written publication, shall not include information that is only available by a substantial searching of the published literature or information the substance of which must be pieced together from a number of different publications and sources, or by focused searches of literature guided by Confidential Information. The burden of proving that information or skills and experience are not Confidential Information shall be on the party asserting such exclusion. Additionally, "Confidential Information" shall specifically not include: (a) information Reeves knew already prior to the time of his employment by Kitty Hawk; (b) information that is obtained, after the termination of this agreement, by Reeves from any third party that is lawfully in possession of such information, but only if such disclosure of information to Reeves does not violate any contractual or legal obligation to Kitty Hawk on the part of such third party or does not breach a confidential relationship of such third party to Kitty Hawk; and (c) information required or requested to be disclosed by court order, subpoena, data request or other legal process or by applicable regulatory authorities; provided, however, that Reeves provide Kitty Hawk with prompt written notice of any such request or requirement so that we may seek a protective order or other appropriate remedy. Notwithstanding any of the foregoing, for the purposes hereof, "Confidential Information" shall be deemed to include the trade secrets, designs, concepts, and recipes, and all rights thereto, owned or used by, Kitty Hawk, and it is hereby stipulated by the parties hereto that such information is not generally known or otherwise available to the public.

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     C.  The covenants and agreements of Reeves set forth in this P. 3.4 are of a continuing nature and shall survive the expiration, termination or cancellation of this agreement regardless of the reason therefor.

3.5  Prohibited Activities.

     A. In consideration for the disclosure of Confidential Information described in P. 3.4 of this agreement and the compensation set forth in
         P. 3.3, during the term of this agreement and for a period from its termination through December 31, 2004 (unless extended pursuant to the terms of P. 3.1 above), Reeves shall not:

             (1) directly or indirectly, engage or invest in, own, manage, operate, control or participate in the ownership, management, operation or control of, be employed by, associated or in any manner connected with, or render services or advice to, any Competing Business (defined below); provided, however, that the Reeves may invest in the securities of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on any national or regional securities exchange or have been registered under
                  Section 12(g) of the Securities Exchange Act of 1934;

             (2) directly or indirectly, either as principal, agent, independent contractor, Reeves, director, officer, employee, employer, advisor (whether paid or unpaid), stockholder, partner or in any other individual or representative capacity whatsoever, either for his own benefit or for the benefit of any other person or entity, divert or take away any customers or clients of Kitty Hawk; or

             (3) directly or indirectly, either as principal, agent, independent contractor, Reeves, director, officer, employee, employer, advisor (whether paid or unpaid), stockholder, partner or in any other individual or representative capacity whatsoever, either for his own benefit or for the benefit of any other person or entity, either (i) hire, attempt to hire, contact or solicit with respect to hiring, any employee of Kitty Hawk, (ii) induce or otherwise counsel, advise or encourage any employee of Kitty Hawk to leave the employment of Kitty Hawk, or (iii) induce any representative or agent of Kitty Hawk to terminate or modify its relationship with Kitty Hawk.

             (4) "Competing Business" shall mean any individual, business, firm, company, partnership, joint venture, organization, or

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                  other entity whose products or services compete, in whole or in part, at any time during the term with the products or services of Kitty Hawk or any of its subsidiaries in any market area in the United States of America.

     B. Reeves agrees that if a court of competent jurisdiction determines that the length of time or any other restriction, or portion thereof, set forth in this P. 3.5 is overly restrictive and unenforceable, the court may reduce or modify such restrictions to those which it deems reasonable and enforceable under the circumstances, and as so reduced or modified, the parties hereto agree that the restrictions of this P.
         3.5 shall remain in full force and effect. Reeves further agrees that if a court of competent jurisdiction determines that any provision of this P. 3.5 is invalid or against public policy, the remaining provisions of this P. 3.5 and the remainder of this agreement shall not be affected thereby, and shall remain in full force and effect.

     C. In the event that Reeves would like to provide consultation services to one of Kitty Hawk's customers or another company that may potentially be considered a Competing Business, Reeves may seek the written consent of Kitty Hawk's Chief Executive Officer to provide such consulting services, which shall not be unreasonably withheld.

     D. Nothing herein shall prohibit Reeves from engaging at any time in any manner in any business other than a Competing Business, the customers of which may include customers of Kitty Hawk.

     E. Because of the unique nature of the Confidential Information, Reeves acknowledges, understands and agrees that Kitty Hawk will suffer immediate and irreparable harm if Reeves fails to comply with any of his obligations under P. 3.4 and P. 3.5 of this agreement, and that monetary damages will be inadequate to compensate Kitty Hawk for such breach. Accordingly, Reeves agrees that Kitty Hawk shall, in addition to any other remedies available to it at law or in equity, be entitled to temporary, preliminary, and permanent injunctive relief to enforce the terms of P. 3.4 and P. 3.5 without the necessity of proving inadequacy of legal remedies or irreparable harm.

3.6 Independent Contractor. While serving as a consultant, Reeves shall at all times be an independent contractor rather than a co-venturer, agent, employee or representative of Kitty Hawk.

4.0 Hiring of Kitty Hawk Employees. In addition to the provisions of P. 3.5, for a period of three (3) years after the effective date of this agreement, Reeves agrees that he will not attempt to knowingly hire, directly or by someone under his direct supervision and at his direction, as an employee, independent contractor or otherwise, any of Kitty Hawk's officers or key employees, so long as such officer or key employee was

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     not terminated by Kitty Hawk and such officer or key employee is still employed by Kitty Hawk.

5.0  Releases

     A. In consideration of the compensation provided in P. 3.3 above and other good and valuable consideration, the sufficiency of which is hereby acknowledged, Reeves hereby releases, to the greatest extent allowable by applicable law, all claims against Kitty Hawk, its subsidiaries and each of their respective officers, directors, employees and agents, related to his employment and his termination, except for any claim of willful breach. Subject to the preceding sentence, this full, final and unconditional release shall include, but is not limited to, any and all claims and causes of action whatsoever, whether founded on contract (except for this agreement), tort, statute, regulation (federal, state or local), common law, or any other theory or grounds, including but not limited to, any adminstrative claims, and claims under the Occupational Safety and Health Act, the Americans with Disabilities Act, title vii of the civil Rights Act of 1964 and any subsequent years (including, but not limited to, the civil rights act of 1991), the Older Workers Benefit Protection Act, the federal Age Discrimination in Employment Act, and any discrimination on the basis of national origin, sex, race, age, handicap, or marital status, breach of contract, breach of any other employment agreement or contract, promissory estoppel, hostile work environment, wrongful discharge, sexual harassment, breach of covenant of good faith and fair dealing, harassment and or discrimination of any type, intentional or negligent infliction of emotional distress, wrongful termination, fraud, misrepresentation, defamation, interference with prospecive economic advantage, failure to pay wages or other monies owed.

     B. Kitty Hawk hereby releases Reeves of all claims, known or unknown, against Reeves in connection with his obligations arising out of or in connection with this agreement, except such release shall not apply to claims that are the result of Reeves' willful misconduct, including but not limited to

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         undiscovered intentional breaches of prohibitions against the disclosure of the confidential information of Kitty Hawk or either of its affiliates, or a commitment made to bind Kitty Hawk or either of its affiliates without apparent or real authority. nothing herein shall be deemed a modification of the indemnication provisions of Kitty Hawk's Certificate of Incorporation, and if a conflict arises between this agreement and the certificate of Incorporation, the Certificate of Incorporation shall govern.

6.0  General Provisions

     6.1 Entire Agreement and Amendments. This agreement is the entire agreement between Kitty Hawk and Reeves with respect to the subject matter set forth in this agreement and it merges and supersedes all former agreements, promises or representations, whether oral or written, express or implied, that relate to Reeves' employment with Kitty Hawk. To amend this agreement, Kitty Hawk and Reeves must sign a written amendment that identifies by paragraph number the provision that it purports to amend. No noncomplying course of dealing or waiver shall be construed to amend this agreement.

     6.2 Construction. This agreement has been executed and delivered in Texas, whose substantive law (excluding conflict of laws rules that might apply the substantive law of another jurisdiction) shall govern its effect and construction, except that Delaware corporate law shall govern the internal affairs of Kitty Hawk and other corporate matters where applicable. No rule of construction resolving ambiguity against a drafting party shall apply. This agreement binds and benefits the parties and their respective heirs, personal representatives, successors and assigns. Reeves agrees that his obligations under this agreement to protect Kitty Hawk's proprietary information are in addition to Reeves' implied obligations under Texas law, and that all of those obligations may be enforced by equitable remedies, such as injunction, as well as by damages resulting from their breach. If any provision of this agreement is invalid or unenforceable, the remaining provisions shall nevertheless be enforceable.

     6.3 Notices. All notices hereunder must be in writing. Notices may be given by mail, fax or other delivery to a party at its notice address, which is that party's address in P. 1.0 unless that party has designated another notice address by notice hereunder. A notice given by Federal Express or U.S. Express Mail, fee prepaid, return receipt requested, addressed to the intended recipient at its notice address, will be deemed given three business days after deposit with Federal Express or the U.S. Postal Service. Any notice given by other means will be effective only when received by the addressee.

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     6.4 Breach, Notice and Time to Cure. In the event that either party breaches this agreement, the non-breaching party shall give the breaching party written notice of such breach and the breaching party shall have the opportunity for five (5) business days from the date of receipt of such notice to cure the breach.

     6.5 Binding Agreement to Arbitrate Disputes. Any controversy or claim arising out of or relating to this agreement, performance under it, or the arbitrability of any claim between the parties, must be settled exclusively by arbitration under the Commercial Arbitration Rules of the American Arbitration Association ("AAA"); except that (i) P. 6.2 must govern applicable law and construction, (ii) no arbitration demand or action upon a claim arising out of or relating to this agreement or its performance may be commenced more than two years after the cause of action accrues, (iii) the locale of any arbitration must be Dallas, Texas, (iv) the arbitration shall be conducted by a single arbitrator, which shall be mutually selected by both parties, (v) the language of the arbitration must be English, (vi) any award must state the arbitrator's material findings of fact and conclusions of law, (vii) a party may seek preliminary injunctive or other equitable relief from any court of competent jurisdiction only to preserve the status quo pending selection of the arbitrator, (viii) the arbitrator may by interim or final award grant declarative and injunctive and other equitable relief; and (ix) a prevailing party in litigation to require arbitration or to obtain preliminary relief pending selection of an arbitrator, in arbitration, or in litigation to confirm or enforce an arbitration award will be entitled to recover its reasonable attorneys' fees and costs. Any suit to require arbitration under this agreement, or to enforce judgment upon an arbitration award, may be brought in any court of competent jurisdiction.

                                      Consultant


                                      /s/ Tilmon J. Reeves
                                      ------------------------------------------
                                      Tilmon J. Reeves


                                      Kitty Hawk, Inc.


                                      By: /s/ Robert W. Zoller, Jr.
                                          --------------------------------------
                                          Robert W. Zoller, Jr.,
                                          President and Chief Executive Officer

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